EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Inter-Ocean Holdings Ltd. dated May 11, 2007, appearing in the Current Report on Form 8-K/A of Enstar Group Limited filed with the Securities and Exchange Commission on May 11, 2007.
/s/ Deloitte & Touche
Hamilton, Bermuda
January 25, 2008